Exhibit 10.1

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

December 9, 2024

Bill Regan

Dear Bill:

I am pleased to offer you a position with Mawson Infrastructure Group, Inc., (“Mawson” or the “Company”), as Deputy Chief Financial Officer. This is an exempt salaried, full-time position. We are enthused about your joining Mawson and look forward to a beneficial and productive working relationship.

This offer of employment is subject to the terms and conditions set forth in this letter and the attached Exhibit A. To be certain that you understand and agree with the terms of your offer and employment, please review this letter carefully. If you are in agreement, please sign and date this letter along with the attached Proprietary Information and Invention Assignment and Arbitration Agreement (hereafter “Exhibit A”).

This offer is conditioned upon you presenting to Mawson evidence of your authorization to work in the United States and of your identity sufficient to allow Mawson to complete the Form I-9 required by law on or before your first day of employment. This offer is also conditioned upon your execution and delivery to me of Exhibit A. In addition, this offer is conditioned upon a reference check and background check performed by Mawson and/or a third-party provider. The terms and conditions of your at-will offer of employment with Mawson are set forth in this letter, Exhibit A, and Mawson’s employment and policies, which may be revised from time-to-time at the Company’s discretion.

1.	Start Date: Your start date will be December 16, 2024.

2.	Compensation:

Your annual salary will be $225,000.00 and will be subject to applicable withholdings. You will be paid on the Company’s regularly scheduled payroll dates. After you complete your first full year of employment with the Company, you shall be eligible for an annual performance bonus of up to $112,500.00 at the sole discretion of the company, which will be 50% cash and 50% equity, as determined at the company’s discretion. You will also be eligible for an annual grant of restricted stock units equivalent of $100,000.00 to vest upon or around the annual anniversary of the grant date and settle in accordance with the terms of the grant and the RSU letter, to be granted and issued separately in the first quarter of 2025 at the discretion of the board of directors’ compensation committee. The Company has the right to change the composition, targets, and amount of your compensation.

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Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

3. Job Duties: Your general job duties and the essential functions of your position with Mawson are set forth in the applicable job description. Mawson’s management reserves the right to change, modify, and/or revise your job duties and responsibilities, including your essential job duties, based on the needs of the business.

4. Work Location:

REMOTE: You are being hired as a “remote” employee, meaning you are not assigned to a specific office and will largely be working from home and/or at the company’s facilities or other locations as the business needs dictate. As part of your job duties, you may be required to travel both domestically and internationally. Regardless of where you work, you are expected to devote your full attention during working hours to the Company’s business and the performance of your job duties. Additionally, you are expected to maintain and safeguard all of the Company’s physical and intellectual property and confidential information, consistent with your obligations as set forth in Exhibit A.

5. Policies: In addition to abiding by Exhibit A, as a condition of your at- will employment, you are expected to fully comply with Mawson’s employment policies and procedures as set forth in the Employee Handbook and related documents.

6. Benefits: You will be eligible to participate in any employee benefit plan that the Company has adopted or may adopt, maintain, or contribute to or for the benefit of its employees generally, subject to satisfying the applicable eligibility requirements. Your participation will be subject to the terms of the applicable plan documents and generally applicable Company policies. Notwithstanding the foregoing, the Company may modify, amend or terminate any employee benefit plan at any time.

7. At-Will: Your employment with Mawson is at-will, and either you or Mawson may terminate the employment relationship at any time with or without notice for any reason. Further, Mawson can modify the terms and conditions of your employment with or without notice, at any time. No one at Mawson has the authority to modify the at-will nature of your employment except for the Chief Executive Officer of Mawson and any such modification must be in writing signed by both you and the Chief Executive Officer of Mawson.

8. Paid Time Off and Paid Holidays: As a full-time employee, you will accrue 20 days paid time off and 10 days sick paid time off per anniversary year. Additionally, you will also be entitled to paid company holidays, as determined by the company, which are currently about 12 days.

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2

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

9. Prior Agreements: This letter along with Exhibit A supersedes any and all prior verbal or written agreements or representations regarding your employment with Mawson. You agree that you are not relying upon any statements made to you outside this letter and Exhibit A in accepting employment with Mawson. Mawson also asks that you disclose to Mawson any and all agreements relating to prior employment that may affect your eligibility to be employed by Mawson or limit the manner in which you may be employed. It is Mawson’s understanding that any such agreement/s will not prevent you from performing the duties of your position and you represent that such is the case. Similarly, you agree not to bring any third party confidential or proprietary information to Mawson, including that of a former employer, and that in performing your duties for Mawson you will not in any way utilize any such information.

10. Offer: We hope you will accept this offer by electronically signing this letter and Exhibit A within 2 days of this letter. Please note that Mawson reserves the right to revoke this offer at any time. If you do not accept this offer in writing within 2 Days of the date of this letter, the offer will be automatically withdrawn. All terms of this offer letter and employment with the company is contingent of the successful of reference check/background check & onboarding requirements.

We are excited to have you join our team. If you have any questions, please feel free to contact us directly at people@mawsoninc.com

Sincerely,

MAWSON INFRASTRUCTURE GROUP, INC.

/s/ Jonathan Sites
Name:	Jonathan Sites
Title:	Head Of Human Resources
Date:	December 10, 2024

I agree and accept the above offer on the terms and conditions described in this letter and attached Proprietary Information and Invention Assignment and Arbitration Agreement (Exhibit A).

/s/ Bill Regan	12/10/2024
Bill Regan (Dec 10, 2024 11:47 PST)

Signature	Date

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3

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

PROPRIETARY INFORMATION, INVENTION ASSIGNMENT, & ARBITRATION

AGREEMENT

Mawson Infrastructure Group, Inc., (together with its parent, subsidiaries, affiliates and any related entities, collectively the “Company”) operates a business that includes the use and development of certain Proprietary Information (defined below). The Company’s business success and competitive position in the industry are dependent on keeping Proprietary Information confidential. The Company’s ability to maintain its market position and future growth depends to a significant degree on the Company’s development, possession and protection of confidential and Proprietary Information and trade secrets, and the Company’s agreement to provide its employees with access to such confidential and Proprietary Information and trade secrets.

I understand that during my employment with the Company I shall be granted access to and will use Proprietary Information in the performance of my duties. I also understand that the Company agrees to hire or to continue to employ me in exchange for me entering into this Agreement in order to protect the Company’s legitimate business interests. In further consideration of my present and future employment with the Company, access to confidential and Proprietary Information, receipt of specialized training, and the compensation now and hereafter paid to me, the Company and I agree to the abide by this Proprietary Information, Invention Assignment, and Arbitration Agreement (the “Agreement”):

1.	Proprietary Information

1.1 I understand and acknowledge that my work as an employee of the Company will involve access to and/or creation of confidential, proprietary, and trade secret information of the Company and its customers, vendors, suppliers, consultants, contractors or business associates (collectively, “Proprietary Information”). I further understand and acknowledge that the Company and its customers, vendors, suppliers, consultants, contractors or business associates have developed, compiled, and otherwise obtained this Proprietary Information often at great expense, and that such information has great value to their respective businesses. For purposes of this Agreement the term “customers” includes without limitation any licensees, and “suppliers” includes without limitation any licensors to the Company. I agree at all times to hold in the strictest confidence and in trust for the sole benefit of the Company, and to the extent it relates to such third parties, its customers, vendors, suppliers, partners, consultants, contractors or business associates, each and all of the Proprietary Information. I further agree that I shall treat all Proprietary Information as private, privileged, and confidential, and that I shall not use, disclose or release any Proprietary Information in any manner to any person or entity at any time, even after termination of my employment, except to the extent necessary to carry out my duties as an employee of the Company. I further understand and agree that the publication or other disclosure of Proprietary Information through literature or speeches or other communication to the public must be approved in advance in writing by a duly authorized officer of the Company.

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4

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

1.2 I understand, acknowledge and agree that, for purposes of this Agreement, Proprietary Information includes all confidential, proprietary or trade secret information and ideas in whatever form or state of development, tangible or intangible, whether disclosed to or learned or developed by me alone or with others, and whether or not marked confidential or proprietary, pertaining in any manner to the business of the Company or to the Company’s customers, vendors, suppliers, partners, including but not limited to any and all (i) technical information, know-how, research, designs, diagrams, plans, specifications, structures, functions, computer codes, trade secrets, ideas, concepts, inventions, discoveries, patent applications, products, processes, methods, business plans, strategies, opportunities, patterns, templates, prototypes, formulas, drawings, schematics, works in process, systems, technologies, work product, and other confidential and proprietary information in whatever form and as now or hereafter constituted, and any and all improvements or modifications to or derivative works of any of the foregoing, any and all associated information or databases, and any and all intellectual property rights or other intangible rights or claims of any kind or nature with respect to the foregoing (collectively, “Intellectual Property”); (ii) Inventions (defined below); (iii) financial and marketing information including costs, profits, results, markets, strategies and sales of the Company or any of its customers, vendors or suppliers; (iv) other financial information or business plans of the Company, including but not limited to past, current, or future activities of the Company such as funding activities, lists of stockholders or investors, market sizing data, and intellectual property strategies and other legal processes; (v) identities of or other information regarding actual or potential customers or trade contacts of the Company, including but not limited to any customer or vendor or supplier lists; (vi) plans for future development and new product concepts; (vii) drawings, models, sketches, prototypes, and any written or oral instructions or comments related thereto; and (viii) Personal Information (defined below).

1.3 For these purposes, it is agreed that information will not be Proprietary Information to the extent that (i) the information is, or becomes, known to the general public through lawful means and through no act or omission by me or any agent or representative of mine; (ii) the information was rightfully in my possession or part of my general skill or knowledge prior to the first date of my employment by the Company, and was not received from the Company or subject to any confidentiality or proprietary restrictions of any kind; or (iii) the information is disclosed to me without confidentiality or proprietary restriction by a third party who rightfully possesses the information without confidentiality or proprietary restrictions and who did not learn of it, directly or indirectly, from the Company.

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5

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

1.4 I agree that I will maintain at my work station or in other places under my control only such Proprietary Information that I have a current “need to know,” and that I will return to the appropriate person or entity or location, or otherwise properly dispose of, Proprietary Information once my need to know no longer exists. I agree that I will not make copies of Proprietary Information unless I have a legitimate need for such copies in connection with my work and in any event shall not retain any such copies once my need to know no longer exists. I expressly agree that my need to know shall no longer exist after my employment terminates.

1.5 I represent that my work as an employee of the Company will be my own original work and does not and will not use or incorporate or breach any agreement or obligation to keep in confidence or not use any proprietary information, confidential information, or trade secret information or knowledge or data acquired by me prior to my becoming an employee of the Company or otherwise, and I will not improperly use or incorporate or disclose to the Company, or induce the Company to use or incorporate or disclose, any confidential, proprietary or trade secret information or knowledge or data belonging to any previous employer or other person or entity. Without limiting the foregoing, I will not bring onto the premises of the Company or disclose or distribute any nonpublic documents or any property belonging to any former employer or any other person or entity to whom I have an obligation of confidentiality or nonuse unless consented to in writing by that former employer or other person or entity.

1.6 I understand that nothing in this Agreement shall prohibit or discourage me from discussing or disclosing my wages or fees, or from disclosing information about the Company’s working conditions. I also understand that nothing in this Agreement shall prevent me from disclosing relevant or responsive information to the DOL, EEOC, NLRB, or any other governmental body with respect to any claims or complaints or from participating in protected concerted activity. I further understand that nothing in this Agreement precludes me from reporting possible violations of state or federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. I understand that I do not need prior authorization to make any such reports or disclosures, and I am not required to notify the Company that I have made such reports or disclosures.

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6

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

1.7 I understand that, pursuant to the Defend Trade Secrets Act, under 18 U.S.C. Section 1833(b), an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made: (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. I further understand that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. I understand that nothing in this Agreement precludes me from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, cooperating with an investigation conducted by such governmental agency or entity, or making disclosures that are protected under the whistleblower provisions of federal law or regulation. I do not need the prior authorization to make any such reports or disclosures and I am not required to notify the Company that I have made such reports or disclosures. I further understand that nothing in this Agreement prevents me from sharing information with co-workers regarding pay or terms and conditions of employment, where such information was not obtained through confidential access to Company files as part of my job duties.

2.	Third-Party Information

I recognize that the Company has received and in the future will receive from third parties their confidential and/or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for limited purposes (“Third Party Information”). I agree that I owe the Company and such other parties, during the term of my employment and at all times thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity (except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such other party) or to use it for the benefit of anyone other than for the Company or such other party (consistent with the Company’s agreement with such other party) without the express written authorization of a duly authorized officer of the Company.

3.	Personal Information

I understand that the Company has received and in the future will receive personally identifiable information (PII) from customers, suppliers, employees, consultants, contractors, advisors or third parties, including, but not limited to names, addresses, telephone or facsimile numbers, Social Security Numbers, user names, passwords, background information, credit card or banking information, health information, contact information, or other information entrusted to the Company (“Personal Information”). I agree that I owe the Company and such other parties, during the term of my employment and thereafter, a duty to hold all such information in the strictest confidence and not to disclose it to any person or entity (except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such other party) or to use it for the benefit of anyone other than for the Company or such other party (consistent with the Company’s agreement with such other party) without the express written authorization of a duly authorized officer of the Company. I understand that there are laws in the United States and other countries that protect Personal Information, and that I must not use Personal Information other than for the purpose for which it was originally obtained by the Company or make any disclosures of Personal Information to any third party or from one country to another without the prior approval of a duly authorized officer of the Company.

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7

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

4.	Assignment of Inventions

4.1 I agree that the Company and its successors or assigns shall be the sole and exclusive owner, in perpetuity and throughout the universe, of any and all Intellectual Property and any and all patents, copyrights, works of authorship, moral rights (defined as all paternity, integrity, disclosure, withdrawal, special and any other similar rights recognized by the law of any jurisdiction or country (collectively, “Moral Rights”)), trademarks, service marks, logos, trade dress, database rights, trade secrets, and other proprietary information rights, contract rights, goodwill, and other intellectual property rights or intangible rights or claims with respect to any of the foregoing, and any and all improvements or modifications to or derivative works of any of the foregoing, whether or not subject to patent or copyright or other protection and in any state of development or form or media, that have been or will be conceived, developed, reduced to practice or authored by me alone or with others (i) during the term of my employment, whether or not conceived or developed during regular business hours, and whether or not conceived before, on, or after the date hereof; or (ii) at any time after termination of my employment, if based on or incorporating or referencing any of the Proprietary Information or Third Party Information to any extent (collectively, “Inventions”), free of any claims by me or any related persons or entities. To the extent (A) that such Moral Rights cannot be assigned to the Company, and (B) permitted by the laws in any country where Moral Rights exist, I hereby unconditionally and irrevocably waive the enforcement of such Moral Rights, and all claims and causes of action of any kind against the Company or related to the Company’s customers with respect to such Moral Rights.

4.2 I hereby irrevocably assign and transfer to the Company and its successors and assigns, without additional consideration, all right, title and interest throughout the universe in and to each and all of the Inventions in perpetuity. Such assignment and transfer shall be deemed made by me in each case as of the time of the conception, development, or reduction to practice of the subject Invention on a continuous basis. I also agree to sign and deliver additional documents if and as requested by the Company or its successors or assigns to confirm such assignment and transfer.

4.3 I UNDERSTAND THAT THE ASSIGNMENTS AND TRANSFERS BY ME TO THE COMPANY HEREUNDER DO NOT APPLY TO INVENTIONS THAT QUALIFY UNDER CALIFORNIA LABOR CODE SECTION 2870 AND SIMILAR LAWS IN OTHER STATES, WHICH IS SET FORTH ON SCHEDULE A ATTACHED TO THIS AGREEMENT.

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8

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

This Section satisfies the written notice and other requirements of California Labor Code Section 2870 et seq. and any other equivalent laws of another state to which I may be subject. I acknowledge that California Labor Code Section 2870(a) provides that I cannot be required to assign to Company any Invention that I develop entirely on my own time without using Company’s equipment, supplies, facilities or trade secret information, except for Inventions that either (i) relate at the time of conception or reduction to practice to Company’s business, or actual or demonstrably anticipated research or development, or (ii) result from any work performed by me for Company. To avoid future confusion or dispute, I have listed on Schedule B hereto a description of all inventions and other Intellectual Property, if any, developed or conceived by me in which I claim any ownership or other right (collectively, “Excluded Inventions”). It is understood and agreed that the attached list is a complete listing of all Excluded Inventions that are to be excluded from this Agreement as having been made prior to my employment by the Company. I understand that, by not listing an invention or other Intellectual Property, I am acknowledging that such invention or other Intellectual Property was not developed or conceived before my employment with the Company commenced and that such invention or other Intellectual Property is not an Excluded Invention. If no items are listed on Schedule B, then I represent that I have no such inventions or materials at the time of signing this Agreement. Notwithstanding the foregoing, if I include or incorporate any elements from any patentable inventions or copyrightable materials that are not assigned hereunder into any Company works, to the extent that I do, I agree the Company shall be permitted to use such elements royalty and fee free in perpetuity without payment of any license or fee to me or to any third party and I hereby grant the Company a non-exclusive, transferable, irrevocable, worldwide license, with rights to sublicense through multiple levels of sublicensees, reproduce, make derivative works of, distribute, publicly perform and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, export, offer for sale and exercise any and all present or future rights in such elements. I also agree that I shall promptly inform the Company of any Inventions I may develop during my employment. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by Section 2870 so that the Company can make an independent assessment.

4.4 I agree to maintain adequate and current written records on the development of all Inventions and to disclose promptly to an appropriate officer of the Company all Inventions and relevant records, which will remain the sole property of the Company. Without limiting my other obligations hereunder, I further agree to promptly disclose to an appropriate officer of the Company all information and records relating to any Inventions developed (i) during my period of employment or (ii) during the one-year period after my employment terminates for any reason or no reason, to the extent such post-employment Inventions relate to any of the Proprietary Information, including, but not limited to, Inventions developed during my employment. Any disclosures made by me following my period of employment will be received by the Company in confidence for the purpose of determining, in the Company’s sole discretion, if the Inventions have been based on any Proprietary Information, and are subject to the terms of this Agreement.

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9

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

4.5 I acknowledge and agree that all original works of authorship that are made by me (either alone or with others) within the scope of my employment and that are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C. Section 101 et seq.) as amended or superseded. To the extent any such works are later deemed by a court to not fall within the meaning of “works made for hire,” I acknowledge and agree that the same are and shall be solely and exclusively owned by the Company under Section 4.1, and further acknowledge and agree that the same are hereby assigned to Company pursuant to Section 4.2.

5.	No Right to Privacy

I understand and agree that all information generated, received, or maintained by or for me arising out of or in connection with my employment with the Company or using the equipment or software of the Company (including, but not limited to, computer systems and electronic mail or voicemail systems) is the property of the Company, and I hereby waive any property or privacy rights that I may have with respect to such information. I understand that I shall have no expectation of privacy with respect to information transmitted over, received by, or stored in any electronic communications device, server, computer, or other equipment or device owned, leased, or operated in whole or in part by or on behalf of the Company, whether intended to be business or personal.

6.	Safeguarding Proprietary Information, Third Party Information or Personal Information

6.1 I understand that avoiding loss or theft of Proprietary Information, Third Party Information or Personal Information is an important part of my duties. I will not allow any other person to use any office key, access card, code or computer passwords, or to access any office premises, my computer or the Company’s network, without prior approval from a duly authorized officer of the Company. I will follow all instructions from the Company about avoiding loss or theft of Proprietary Information, Third Party Information or Personal Information, including, but not limited to, placing appropriate legends upon documents signifying their sensitive nature. I will only use secure networks established by the Company when using Proprietary Information, Third Party Information or Personal Information. I will immediately report to the Company any loss or suspected loss of Proprietary Information, Third Party Information or Personal Information, and any suspicious activity such as external hacking attempts, or unusual internal activity.

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10

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

6.2 Given the sensitivity of Proprietary Information, Third Party Information and Personal Information, I understand that I may only handle or dispose of such information by secure methods approved by the Company.

6.3 I agree to take all reasonable steps to maintain the confidentiality of Proprietary Information, Third Party Information and Personal Information. I also agree to take all commercially reasonable steps in handling Proprietary Information, Third Party Information and Personal Information in order to minimize the possibility that any such information may be disclosed. Documents or other materials which contain Proprietary Information, Third Party Information and Personal Information shall not be removed from Company premises without special reasons, or unless required in the performance of work. I also agree to comply with all Company policies, as may be updated or otherwise changed from time to time in the Company’s sole discretion, regarding the safeguarding and security of information or property.

6.4 I will not incorporate into any Company software or otherwise deliver to the Company any software code licensed under any copyleft license agreement, including, but not limited to, the GNU General Public License (all versions), the Lesser General Public License (all versions), or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, license or distribution of any source code owned or licensed by the Company.

6.5 I agree not to export, re-export or transfer, directly or indirectly, any United States technical data acquired from the Company or any products utilizing such data, in violation of United States export laws or regulations.

7.	Non-Interference With Company Business; Non-Solicitation Using Trade Secrets

7.1 I agree that, during my employment with the Company, I will not engage in any business activity that is or may be competitive with, or that would otherwise conflict with, my employment with the Company and will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. The provisions of this paragraph shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, during my employment by the Company.

7.2 Non-Solicitation using trade secrets. I understand and agree that I may not use or disclose (or threaten to use or disclose) any Company trade secrets without the Company’s written consent. This obligation means, among other things, that I may not use or disclose the Company’s trade secrets, whether directly or indirectly, on behalf of myself or others, to attempt to call on, solicit or obtain business from any actual or prospective client, customer, or business partner of the Company, other than for authorized Company business activities. This prohibition applies during and after my employment, so long as the information remains a trade secret. Without limitation, the Company considers the following information to be its trade secrets: customer lists; confidential customer information, including, without limitation, financial information; terms of business with customers; marketing tactics; and any other formula, pattern, compilation, program, device, method, technique or process that: (i) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. I agree to take all reasonable steps to maintain the confidentiality of the Company’s trade secrets.

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11

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

7.3 Non-Solicitation using Proprietary Information. I understand and agree that I may not use or disclose (or threaten to use or disclose) any Proprietary Information without the Company’s written consent except for the Company’s benefit as part of my job duties. This obligation means, among other things, that I may not use Proprietary Information, whether directly or indirectly or on behalf of myself or others, to attempt to call on, solicit or obtain business from any actual or prospective client, customer, or business partner of the Company, other than for authorized Company business activities. This prohibition applies during and after my employment, so long as the information remains confidential.

8.	Restrictive Covenants

8.1 Non-Solicitation. During the term of my employment with the Company and for a period of one year thereafter, I will not (i) solicit, encourage, induce or attempt to induce or assist others to solicit, encourage, induce or attempt to induce any employees, consultants or independent contractors of the Company to terminate their employment or other engagement with the Company or (ii) hire, or recruit or attempt to hire, or engage or attempt to engage as an independent contractor, any person who was employed or otherwise engaged by the Company at any time during the term of the my employment with the Company; provided, that this clause (ii) shall not apply to the recruitment or hiring or other engagement of any individual whose employment or other engagement with the Company has been terminated for a period of six months or longer, or who is located in a State where the Legislature has declared this provision to be unenforceable (including but not limited to in California). During the term of my employment with the Company and for a period of one year thereafter, I will not solicit, divert or take away, or attempt to divert or take away, the business of any customer or client of the Company (served by the Company during the 12-month period prior to the termination of my employment with the Company) on my own behalf or on behalf of any person or entity other than the Company; provided, however, that this restriction shall not apply to services rendered by me in any State where the Legislature has declared general non-solicitation provisions unenforceable (including but not limited to in California). Regardless of the enforceability of this Section, I recognize that I am still bound by the other provisions in this Agreement, including but not limited to, those set forth in Section 7.

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12

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

8.2 Extension. Without limiting the Company’s ability to seek other remedies available in law or equity, if I violate the provisions of either Sections 8.1 or 8.2 (the “Restrictive Covenants”), I shall continue to be bound by the restrictions set forth in such applicable section until a period of time equal to the length of the restricted period set forth in such section has expired without any violation of the provisions of such section.

8.3 Interpretation. If any restriction set forth in the Restrictive Covenants is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

8.4 Notification to Other Parties. In the event of termination of my employment with the Company, I hereby consent to notification by the Company to my new employer or other party for whom I work about my rights and obligations under this Agreement.

9.	At-Will Status

I acknowledge that nothing in this Agreement shall be construed to imply that the term of my employment is of any definite duration, rather, I understand that I am employed by the Company on an “at-will” basis, which means that either the Company or I can terminate the employment relationship at any time with or without advance notice or warning, and with or without cause.

10.	Obligations Upon Termination

10.1 On termination of my employment with the Company, or at any time the Company requests, I will immediately deliver to the Company all property belonging to it and all documentation and other materials containing any Proprietary Information, Third Party Information, or Personal Information in any form or media (including all copies) in my possession or control, whether prepared by me or others. If requested by the Company, I further agree that I will sign and deliver the Termination Certificate substantially in the form attached as Schedule C to this Agreement in which I confirm that I have complied with the requirements of this Agreement and that I am aware that certain restrictions imposed upon me by this Agreement continue after termination of my employment. I understand, however, that my rights and obligations under this Agreement will continue even if I do not sign a Termination Certificate.

10.2 On termination of my employment with the Company, I hereby consent to the Company’s notification of my subsequent employer or other persons or entities of my obligations under this Agreement. I further agree that I will inform any subsequent employer or company to which I provide services of my obligations under this Agreement.

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13

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

10.3 Upon the termination of my employment, or at any other time that the Company requests, I will: (i) immediately refrain from accessing any Proprietary Information, Third Party Information, and Personal Information stored on any personal computers, personal handheld devices or any forms of electronic data storage, whether cloud-based or otherwise that I used in connection with the performance of services for the Company (collectively “Personal Devices/Storage”); and (ii) if and when so directed by the Company, permanently delete and erase any Proprietary Information, Third Party Information, and Personal Information stored on any Personal Devices/Storage and/or provide access to allow the Company to do so.

10.4 During and after the period of my employment with the Company, and at the Company’s request and expense, I will assist the Company in every proper way, including consenting to and joining in any action, to obtain and enforce United States and foreign Intellectual Property rights relating to the Company’s Inventions in all countries. If the Company is unable to secure my signature on any document needed in connection with such purposes, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, which appointment is coupled with an interest, to act on my behalf to execute and file any such documents and to do all other lawfully permitted acts to further such purposes with the same legal force and effect as if executed by me.

11.	Remedies

I recognize that nothing in this Agreement is intended to limit any rights or remedies the Company may have under the Uniform Trade Secrets Act or other applicable laws in any jurisdiction, all of which are reserved by the Company, and that I could face possible criminal and civil actions, including imprisonment and monetary liability, if I misappropriate the trade secrets of the Company or its clients, vendors, suppliers, consultants, contractors or business associates. In addition, I recognize that my violation of this Agreement could cause the Company irreparable harm and significant injury, the amount of which may be extremely difficult to estimate, thus, making any remedy at law or in damages inadequate. Therefore, I agree that in the event of a breach or threatened breach that involves Proprietary Information, Third Party Information or Personal Information, the Company shall have the right to seek temporary, preliminary and permanent injunctive relief without the necessity of proving actual damages or posting any bond or other security, in addition to any other remedies at law or equity, to enforce such provisions, including without limitation, preventing disclosure or further disclosure by me of the Company’s trade secrets. In any action relating to enforcement or breach or threatened breach of this Agreement, the Company and I agree that the prevailing party in the action shall be entitled to an award of all reasonable attorneys’ fees and costs incurred by the prevailing party. In the event the Company or I seek a provisional remedy (e.g. injunctive relief), in a court of competent jurisdiction as set forth in Section 15, the Company and I agree that by pursuing such a remedy and/or asserting any defenses, neither party waives its right to enforce the mutual binding arbitration agreement between me and the Company as set forth in Section 19, once the matter(s) subject to a provisional remedy has been resolved in court.

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14

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

12.	Successors And Assigns

I understand and agree that the Company may assign or transfer or subcontract or delegate to another person or entity this Agreement or any of its rights or obligations under this Agreement at any time. I further understand and agree that I may not and shall not assign or transfer or subcontract or delegate this Agreement or any of my rights or obligations under this Agreement, and that any attempt to do so shall be null and void. Subject to and without limiting the foregoing restrictions, this Agreement shall be binding upon me and my heirs, devisees, spouses, executors, administrators, representatives and successors, and shall inure to the benefit of the Company and its affiliates, successors and assigns.

13.	Survival

I acknowledge and agree that each and all of my obligations contained in this Agreement, including, but not limited to, my obligations set forth in Sections 1 through 9 of this Agreement, shall survive the termination of my employment with the Company or the termination of this Agreement and remain in full force and effect.

14.	Severability

If any provision of this Agreement is determined to be invalid, unenforceable or illegal, then the validity or enforceability of the other provisions shall not be affected. In addition, if any one or more provisions contained in this Agreement shall be held to be excessively broad as to duration, geographical scope, activity, subject, or otherwise, then it shall be construed by limiting or reducing it, so as to be enforceable with applicable law.

15.	Governing Law, Arbitration, and Jurisdiction

I understand that the interpretation, validity, enforceability, and performance of this Agreement and all matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of State of your residence. Any and all claims or actions arising out of or relating to this Agreement are subject to the arbitration provision set forth in the in Section 19 between me and the Company. However, in the event a dispute arises that requires either the Company or I to seek a provisional remedy before commencing arbitration, the Company and I agree to the exclusive jurisdiction of the state and federal courts in Los Angeles and specifically within the county limits of Los Angeles County.

16.	Waiver

No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

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15

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

17.	Entire Agreement

The obligations in Sections 1 and 4 (except Section 4.3 and Section 4.5, in each case, with respect to a consulting relationship) of this Agreement will apply to any time during which I was previously engaged, or am in the future engaged, by the Company as an employee, consultant or contractor if no other agreement governs nondisclosure and assignment of inventions during such period. The terms of this Agreement are our final and entire agreement with respect to the subject matter hereof; shall supersede all prior or other current understandings or discussions between the parties; and may not be contradicted by evidence of any prior or contemporaneous agreement. No modification or amendment of this Agreement shall be binding unless executed in writing by me and a duly authorized officer of the Company.

18.	Interpretation

When the context requires, the plural shall include the singular and the singular the plural; and any gender shall include any other gender. To the extent permitted by law, this Agreement shall not be construed against the drafter as the parties have been, or had the opportunity to be, represented by counsel in the negotiation and drafting of this Agreement. Section headings are not part of this Agreement and are only for the convenience of the parties.

19.	The Arbitration Program

As part of my employment with the Company including its affiliates, parents, subsidiaries, and assigns, I (hereafter “Employee”) understand that the Company and Employee agree to arbitrate all disputes pursuant to the terms of this Arbitration Program.

19.1	Claims Covered By The Arbitration Program

The Company and Employee (collectively the “Parties”) agree that any and all disputes arising out of or in any way relating to Employee’s employment with the Company shall be resolved exclusively by final and binding arbitration pursuant to the Federal Arbitration Act (“FAA”). This Agreement includes any claims that the Company may have against Employee, or that Employee may have against the Company and/or any of its officers, directors, employees, owners, agents, representatives, benefit plan providers, sponsors, fiduciaries, agents, parents, subsidiaries, or affiliated entities. The Claims covered by this Arbitration Program, and subject to arbitration, include but are not limited to, all past, present, and future claims for wrongful termination; discrimination; harassment (except for claims of sexual harassment and sexual assault); retaliation; breach of contract/covenant; trade secrets; emotional distress; fraud; misrepresentation; defamation; tort claims; minimum wage; off the clock; overtime; bonuses; meal/rest periods; reporting time; wage statements; reimbursement; uniforms; penalties; benefits; violation of any federal, state or other government constitution, statute, ordinance or regulation, including but not limited to Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, and related state law, including for example the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code, the California Civil Code, the California Wage Orders, and/or the California Private Attorneys General Act (to the extent allowed by law) (collectively the “Claims”); however, the term “Claims” as used herein does not include the excluded claims set forth in Section 19.3.

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16

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

19.2	Arbitration of Individual Claims Only

The Company and Employee agree that each party may bring and pursue claims against the other only in their individual capacities, and may not bring, pursue, or act as a plaintiff or class member in any purported class or collective proceeding (“Class Waiver”). The Company and Employee further agree that neither party may bring, pursue or act as a plaintiff or representative in any purported representative proceeding or action, or otherwise participate in any such representative proceeding or action other than on an individual basis, except to the extent this provision is unenforceable as a matter of law. In the event that a court concludes that any representative claims are not subject to arbitration under this Arbitration Program, such claims shall be resolved in court and are stayed pending the outcome of the arbitration. Notwithstanding the unavailability of class, representative or collective arbitration under this Arbitration Program, nothing herein is intended to limit an employee’s rights that exist under Section 7 of the National Labor Relations Act and Employee will not experience any retaliation for exercising such rights.

19.3	Excluded Claims

This Arbitration Program does not apply to, and the Company and Employee do not have to arbitrate, any of the following: (i) claims Employee may have for workers’ compensation, disability benefits, unemployment insurance benefits, or claims arising under the National Labor Relations Act, each of which may be filed with the appropriate governmental agency; (ii) claims arising out of any benefit plan provided by the Company through a third-party contractual arrangement (such as medical benefits, life insurance, etc.); (iii) any dispute relating to conduct that is alleged to constitute sexual harassment under applicable federal or state law; (iv) any dispute involving a nonconsensual sexual act or sexual conduct; or (v) any other claims that cannot, as a matter of law, including per the laws of the State of California, be compelled to arbitration. This Arbitration Program is applicable only to judicially cognizable claims (claims for which a court suit properly could be brought) and is not applicable to any dispute or claim that, in the absence of this Arbitration Program, could not be filed and maintained in court. This Arbitration Program also does not prohibit the Company or Employee from speaking with government agencies or law enforcement, cooperating with an investigation conducted by such government agencies or law enforcement, or from filing administrative charges with government agencies. However, if a government agency issues a right-to-sue notice or seeks monetary recovery or other relief on either party’s behalf, binding arbitration will be the Parties’ exclusive method of dispute resolution unless specific claim(s) may not be arbitrated under applicable federal and state law pursuant to the FAA. The Company may take all steps necessary to enforce this Arbitration Program in legal proceedings, but will not discipline or otherwise retaliate against Employee for engaging in legally-protected activity, even if that activity is in breach of this Arbitration Program.

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17

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

19.4	Arbitration Procedures and Arbitrator Authority

Arbitration of all claims will be conducted in accordance with the Employment Arbitration Rules of the American Arbitration Association (“AAA Rules”) then in effect. Employee may obtain a copy of the AAA Rules by accessing the AAA website at www.adr.org. In addition, Employee can obtain a copy of the AAA Rules by requesting a copy from the Employee’s manager. To the extent the procedures set forth within the AAA Rules are inconsistent with the terms herein, the terms of this Arbitration Program shall control. The Parties agree that (1) a single, neutral arbitrator who is selected in accordance with AAA’s rules and who is experienced in employment law will hear and resolve the dispute; (2) all Parties may be represented by attorneys, and (3) the arbitration shall be held in the county (in the United States) where the employee lived for the majority of time the Employee worked for the Company. The arbitrator will have the authority to award all damages or other relief that would otherwise be available in the jurisdiction where the Arbitration is taking place. The decision or award of the arbitrator shall be in writing, shall state the basis for the decision with sufficient specificity to allow meaningful judicial review as may be permitted by law, and shall be final and binding. The Company will pay AAA’s administrative costs and the arbitrator’s fees associated with the arbitration to the extent it is required to do so by applicable law. Where not so required, however, the Company and the Parties will share equally the expense of the administrative costs and arbitrator’s fees associated with the arbitration. It is expressly understood, however, that each of the Company and Employee is responsible for its own attorneys, expert, witness and similar fees in any case, but the arbitrator may award costs and attorney fees to the prevailing party to the extent authorized by law. Judgment upon the arbitrator’s award may be entered and enforced in any court of competent jurisdiction.

The Parties shall be entitled to conduct full discovery and file dispositive motions as though the proceeding had been brought in a state or federal court in Los Angeles County, California. The arbitrator shall have authority to determine all issues, including those regarding discovery, procedure, motions, and the arbitrability of any dispute, consistent with the AAA Rules. The sole exception shall be that a court, not the arbitrator, shall decide whether any claims may proceed on a class-wide, representative or collective basis.

19.5	Provisional Remedies

Either party may seek from a court provisional non-monetary remedies allowed by applicable state or federal law (such as injunctive relief for, inter alia, misappropriation of trade secrets), without waiving this Arbitration Program or any provision thereof. Such provisional relief may be subject to modification, termination or continuation by the arbitrator after the arbitrator has been appointed.

www.mawsoninc.com	info@mawsoninc.com
18

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

19.6	Time Limits for Filing Arbitration

Arbitration shall be initiated within the time period(s) prescribed by law (i.e., the statutes of limitations) for the type of claim asserted. Any failure to initiate arbitration within the applicable statutes of limitations shall constitute a waiver of all rights to raise or pursue the claim in arbitration or in any other forum. A dispute as to the timeliness of a claim shall be subject to arbitration. Filing of an administrative claim with any government agency will not prevent or delay this arbitration procedure or the running of applicable statutes of limitations unless otherwise provided by applicable law.

19.7	Other Provisions related to Arbitration

This is the complete agreement between the Company and Employee about the arbitration of claims. This Arbitration Program supersedes and replaces any prior or current oral or written understandings or discussions on the subject. Neither Employee nor the Company relies on any representations, oral or written, about the outcome, enforceability or meaning of this Arbitration Program, except as specifically set forth herein.

If any provision of this Arbitration Program is found to be illegal, void, invalid, unconscionable or otherwise unenforceable, in whole or in part, such provision shall be severed and shall not affect the validity of the remainder of the Arbitration Program, which will be enforced. This Arbitration Program constitutes the entire agreement of the Parties on the subject of arbitration and supersedes any prior arbitration agreements between the Parties.

This Arbitration Program does not in any way alter the “at-will” status of Employee’s employment. If there is ever a written employment agreement between Company and Employee, this Arbitration Program shall apply to and be deemed part of the Employment Agreement unless the Employment Agreement specifically states that this Agreement does not apply.

If and to the fullest extent applicable law permits, all evidence, documents, testimony and arbitration proceedings, including the award, shall be confidential and may be disclosed only to the Parties, their attorneys and professional advisors (such as accountants and insurers), experts, the arbitrator and arbitration witnesses, except to the extent necessary to confirm the award by entry of judgment or to litigate any objection to entry of judgment on the award.

www.mawsoninc.com	info@mawsoninc.com
19

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

This Arbitration Program shall remain in full force and effect at all times during and after Employee’s employment with the Company and survives termination of the employment relationship. This Arbitration Program is governed by and enforceable under the FAA. Either party’s ability to appeal the arbitrator’s written decision is strictly limited by applicable law under the FAA and, to the extent state procedural law is inconsistent with FAA, intends to preclude or delay arbitration, and/or seeks to void or invalidate this arbitration provisions or any portion of it, the FAA shall control. In deciding legal issues related to any substantive claim and/or defenses, and in determining the appropriate legal or equitable remedy, the arbitrator shall apply the laws of the State of California. California law will apply without regard to conflicts of law principles. When a claim at issue involves the Company’s policies, unless otherwise permitted under the FAA, California law, and the AAA Rules, the Arbitrator shall have no power to alter, amend or change any of the Company’s policies but shall only determine, if relevant, whether any Company policy has been violated and any damages that may arise from that violation.

20.	Independent Counsel.

The Employee acknowledges that Employee has been represented or has had the opportunity to be represented in the signing of this Agreement and in the making of its terms by independent legal counsel, selected of the Employee’s own free will, and that the Employee has had the opportunity to discuss this Agreement with counsel. Employee further acknowledges that Employee has read and understands the meaning and ramifications of this Agreement and as evidence of this fact signs this Agreement below. The Employee further acknowledges that the Company has not made any representations or given any advice with respect to the tax or other consequences of this Agreement, or any transactions or covenants or provisions or other items contemplated by this Agreement to Employee and that the Employee has been advised of the importance of seeking independent counsel with respect to such consequences. By executing this Agreement, the Employee represents that the Employee has, after being advised of the potential conflicts between Employee and the Company with respect to the future consequences of this Agreement, either consulted independent legal counsel or elected, notwithstanding the advisability of seeking such independent legal counsel, not to consult with such independent legal counsel.

21.	Miscellaneous.

Each party represents and warrants that such party has all necessary power and authority to execute and deliver this Agreement and to perform his or her or its obligations hereunder. This Agreement may be executed electronically in counterparts, which together will be the same instrument. No waiver of any term or right in this Agreement will be effective unless in writing, signed by an authorized representative of the waiving Party. The failure of either Party to enforce any provision of this Agreement will not be construed as a waiver or modification of the provision, or impairment of the Party’s right to enforce the provision thereafter. All headings are for reference purposes only and must not affect the interpretation of this Agreement.

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20

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

A. I HAVE CAREFULLY READ THIS AGREEMENT AND UNDERSTAND ITS TERMS. I ACKNOWLEDGE THAT IN ENTERING INTO AND EXECUTING THIS AGREEMENT I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL.

B. I HAVE COMPLETED SCHEDULE B BEFORE SIGNING THIS AGREEMENT, LISTING ALL INVENTIONS AND RIGHTS THAT I WISH TO EXCLUDE FROM OPERATION OF THIS AGREEMENT

C. I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS ON AN “AT-WILL” BASIS AND I CAN RESIGN MY EMPLOYMENT OR HAVE MY EMPLOYMENT TERMINATED BY THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

D. I READ, UNDERSTAND, AND AGREE TO THE ARBITRATION PROGRAM DESCRIBED IN SECTION 19.

Employee Signature:	/s/ Bill Regan
Bill Regan (Dec 10, 2024 11:47 PST)

Bill Regan
Date Signed:	Bill Regan (Dec 10, 2024 11:47 PST)

Print Name:	Bill Regan

On behalf of Mawson Infrastructure Group, Inc.

By:	/s/ Jonathan Sites
Name:	Jonathan Sites
Title:	Head of Human Resources
Date:	December 10, 2024

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21

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

Schedule A

California Labor Code Section 2870 Employment Agreements; Assignments of Rights

“(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

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22

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

Schedule B Excluded Inventions

1.	Except as set forth below, there are no Excluded Inventions that I wish to exclude from the operation of this Agreement (attach additional sheets if necessary):

2.	Due to prior confidentiality agreement(s), I cannot complete the above disclosure with respect to the Excluded Inventions generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe the following parties (attach additional sheets if necessary):

Inventions/Improvements*	Parties*	Relationship*

*Any blanks not filled in shall be deemed to indicate “none”

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23

Mawson Infrastructure Group Inc
950 Railroad Avenue
Midland PA 15059

Schedule C

Termination Certificate Concerning Company Proprietary Information

This is to certify that I have returned all property of Mawson Infrastructure Group, Inc., (the “Company”), including without limitation any Proprietary Information, furnished to or created, made, conceived, invented, discovered, developed, reduced to practice or suggested by me, alone or together with others in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing, or to the extent such copies were made I have returned them to the Company.

I further certify that I have reviewed the Proprietary Information, Invention Assignment, and Arbitration Agreement signed by me and I confirm that I have complied with and will continue to comply with each and all of its terms and conditions, including without limitation the restrictions on use and disclosure of Proprietary Information and applicable Restrictive Covenants. This certificate in no manner limits my responsibilities or the Company’s rights or remedies under the Agreement or under applicable law.

Signature:	/s/ Bill Regan
Bill Regan (Dec 10, 2024 11:47 PST)

Print Name:	Bill Regan

Date:	12/10/2024

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